UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

MainStreet Bancshares, Inc.
(Exact name of Registrant as Specified in Its Charter)

Virginia	001-38817	81-2871064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10089 Fairfax Boulevard, Fairfax, VA		22030
(Address of Principal Executive Offices)		(Zip Code)

(703) 481-4567
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNSB	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock)	MNSBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2025, MainStreet Bancshares, Inc. (the “Company”) announced that Richard A. Vari will become Executive Vice President and Chief Financial Officer of the Company and the Bank, effective January 1, 2026. Mr. Vari, 38, is a certified public accountant and an executive with extensive bank industry experience. From July 2025 to December 2025, he served as Chief Financial Officer of MainStreet Bank (the "Bank") and was Chief Accounting Officer and Senior Vice President of the Company and the Bank from September 2019 to July 2025. Prior to that Mr. Vari was an accounting manager in the accounting firm Elliott Davis, LLC, where he spent eight years in the financial services practice.

On December 18, 2025, the Company entered into a new employment agreement with Richard A. Vari, who currently serves as the Bank's Chief Financial Officer and the Company's Chief Accounting Officer. Pursuant to the new agreement, Mr. Vari will also serve as the Company’s Chief Financial Officer effective January 1, 2026. The term of the new employment agreement commences as of December 31, 2025, and runs through December 31, 2028, unless sooner terminated or extended under the terms of the employment agreement.

As compensation while employed under the employment agreement, Mr. Vari will receive an annual base salary of $360,000 effective as of January 1, 2026. Mr. Vari continues to be eligible to receive bonus and equity awards commensurate with his role as an executive officer of the Company and the Bank as determined by the Compensation Committee and the Board of Directors. During the term of his employment, Mr. Vari will be entitled to participate in the Bank’s health and disability plans and group term insurance policy.

The employment agreement provides for customary non-competition, non-solicitation and employee no-hire covenants that apply during the term of Mr. Vari’s employment and for a period of twelve months thereafter and a perpetual confidentiality covenant.

In addition, the employment agreement provides that, if during the one-year period following a change of control, Mr. Vari’s employment is terminated either by the Bank without cause or by Mr. Vari for good reason, Mr. Vari will be entitled to receive a severance payment equal to 299% times his five-year average of taxable compensation. In the event of termination of employment by the Bank without cause or by Mr. Vari for good reason, absent a change of control transaction, Mr. Vari would be eligible to receive severance pay equal to the greater of his then current base salary for one year or his then current base salary for the balance, if any, of the remaining term of the employment agreement, plus the average of any annual bonus payments during the prior three-year period.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement, dated December 18, 2025, between MainStreet Bancshares, Inc. and Richard A. Vari
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information furnished under Item 5.02 of this Current Report on Form 8-K, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Exchange Act, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANCSHARES, INC

Date: December 23, 2025	By:	/s/ Jeff W. Dick
Name: Jeff W. Dick
Title: Chairman and Chief Executive Officer